EXHIBIT 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
July 17, 2009	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO) or Tom Vann (CEO)
Phone: (252) 946-4178
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports June 30, 2009 Quarterly and Six Months Earnings

Washington, North Carolina - First South Bancorp, Inc.  (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its earnings for the quarter ended June 30, 2009 (unaudited) and its earnings for the six months ended June 30, 2009 (unaudited).

Net income was $1.8 million ($0.18 per share diluted) for the 2009 second quarter, compared to $2.0 million ($0.21 per share diluted) for the linked 2009 first quarter and $3.0 million ($0.31 per share diluted) for the 2008 second quarter. The 2009 second quarter earnings were impacted by a $400,000 FDIC insurance charge related to an industry wide mandatory 5 basis point special assessment.  Net income for the first six months of 2009 was $3.8 million ($0.39 per share diluted), compared to net income of $6.9 million ($0.70 per share diluted) for the first six months of 2008.

“Operating in the current recessionary environment continues to be challenging for the Company and our customers,” said Bill Wall, executive vice president and chief financial officer. “The economic pressure on the housing and real estate markets continues to impact property values and financial institutions credit quality. We have taken a conservative posture in our provisioning for loan losses as we think it is prudent action to strengthen our allowance for credit losses during this uncertain economic environment,” said Wall.

“The Company remains profitable, continues to maintain a strong capital position in excess of the well-capitalized regulatory guidelines, and combined with the loan loss provisions taken should enhance our future earnings when economic and financial market conditions improve,” stated Wall.

Net interest income was $7.9 million for both the 2009 second quarter and the linked 2009 first quarter, compared to $9.2 million for the 2008 second quarter. The decline in net interest income has been significantly influenced by the Federal Reserve’s prior year 4% rate cuts and by changes in the volume of average earning assets during the respective reporting periods. Average earning assets were $816.2 million for the 2009 second quarter, $812.8 million for the linked 2009 first quarter and $851.5 million for the comparative 2008 second quarter. The net interest margin on average earning assets was 3.9% for both the 2009 second quarter and the linked 2009 first quarter, compared to 4.3% for the 2008 second quarter.

Total non-interest income was $3.2 million for the 2009 second quarter, compared to $2.8 million for both the linked 2009 first quarter and the 2008 second quarter.  The Bank continues to maintain a consistent level of non-interest income across both loan and deposit service offerings.  Revenues from loan fees, deposit fees and service charges and servicing fee income was $2.1 million in the 2009 second quarter, $1.9 million in the linked 2009 first quarter and $2.3 million in the comparative 2008 second quarter.
The Bank sells certain mortgage loans in order to support a more balanced sensitivity to future interest rate changes. Net gains recognized on these sales were $430,000 in the 2009 second quarter, $258,000 in the linked 2009 first quarter and $175,000 in the comparative 2008 second quarter.

During the 2009 second quarter, the Bank recognized $452,000 of gains on the sale of investment securities, compared to $466,000 in the linked 2009 first quarter and $70,000 in the 2008 second quarter.

The Bank recorded loan loss provisions of $1.7 million in the 2009 second quarter, $1.5 million in the linked 2009 first quarter and $1.1 million in the comparative 2008 second quarter. The loan loss provisions were necessary to replenish net charge-offs and strengthen the allowance for credit losses in anticipation of continued economic uncertainty. The allowance for credit losses was $12.0 million at June 30, 2009, $11.2 million at March 31, 2009 and $10.3 million at June 30, 2008; representing 1.7%, 1.5% and 1.3% of total loans on those respective dates.

Total non-interest expense was $6.5 million for the 2009 second quarter, $6.0 million for the linked 2009 first quarter and $5.9 million for the comparative 2008 second quarter.  Compensation and fringe benefits, the largest component of non-interest expense, has remained relatively consistent at $3.6 million for the 2009 second quarter, $3.4 million for the linked 2009 first quarter, and $3.5 million for the comparative 2008 second quarter, reflecting the Bank’s efforts of managing its human resources cost. FDIC insurance premiums were $540,000 for the 2009 second quarter (reflecting the FDIC’s $400,000 mandatory 5 basis point special assessment), $140,000 for the linked 2009 first quarter and $21,000 for the comparative 2008 second quarter.  One-time FDIC insurance assessment credits received under the Federal Deposit Reform Act of 2005 were exhausted in the 2008 second quarter.

Total assets were $886.2 million at June 30, 2009, compared to $875.9 million at December 31, 2008. Total loans declined to $705.9 million at June 30, 2009, compared to $744.7 million at December 31, 2008, while mortgage-backed securities increased to $81.6 million at June 30, 2009 from $32.8 million at December 31, 2008, reflecting the securitization of certain mortgage loans during the first half of 2009.  Cash, interest bearing deposits and investment securities was $57.3 million at June 30, 2009 and $63.3 million at December 31, 2008.

Nonaccrual loans declined to $7.6 million at June 30, 2009 from $10.7 million at December 31, 2008, reflecting management’s efforts of improving the Bank’s credit quality.  Management believes it has thoroughly evaluated its nonaccrual loans and they are either well collateralized or adequately reserved. However, there can be no assurance in the future that regulators, increased credit risks in the loan portfolio, further declines in economic conditions and other factors will not require additional adjustments to the allowance for credit losses.

Other real estate owned increased to $10.4 million at June 30, 2009 from $7.7 million at December 31, 2008, reflecting a rise in foreclosures of certain real estate properties during 2009. Based on fair value analysis, the Bank believes the adjusted carrying values of these real estate properties are representative of their fair market values, although there are no assurances that the ultimate sales prices will be equal to or greater than the carrying values.

Deposits increased to $731.0 million at June 30, 2009 from $716.4 million at December 31, 2008, while borrowings declined to $49.7 million at June 30, 2009 from $52.6 million at December 31, 2008.  The cost of funds for the 2009 second quarter improved to 2.3%, from 2.4% for the linked 2009 first quarter, and 3.0% for the comparative 2008 second quarter. The Bank has been able to improve its cost of funds by the combination of pricing new deposits, the renewal of maturing time deposits and the repositioning of borrowings within the current lower interest rate environment.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company. Securities brokerage services are made available through an affiliation with an independent broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 28 full service branch offices and one loan production office located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com.  The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	June 30	December 31
	2009	2008	*
Assets	(unaudited)

Cash and due from banks	$17,703,357	$20,888,676
Interest-bearing deposits in financial institutions	29,174,687	5,831,683
Investment securities - available for sale	10,464,294	36,563,646
Mortgage-backed securities - available for sale	80,949,144	31,995,157
Mortgage-backed securities - held for investment	647,141	832,221
Loans and leases receivable, net:
Held for sale	13,188,251	5,566,262
Held for investment	692,719,002	739,165,035
Premises and equipment, net	8,713,653	9,049,929
Real estate owned	10,407,831	7,710,560
Federal Home Loan Bank of Atlanta stock, at cost
which approximates market	3,889,500	3,658,600
Accrued interest receivable	3,449,607	3,786,760
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,229,778	1,005,725
Identifiable intangible assets	149,340	165,060
Prepaid expenses and other assets	9,288,003	5,417,231

Total assets	$886,192,164	$875,855,121

Liabilities and Stockholders' Equity

Deposits:
Demand	$225,647,155	$223,365,542
Savings	24,730,520	26,555,881
Large denomination certificates of deposit	232,544,843	207,102,876
Other time	248,088,801	259,402,497
Total deposits	731,011,319	716,426,796
Borrowed money	49,695,484	52,558,492
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	8,466,996	8,738,808
Total liabilities	799,483,799	788,034,096

Common stock, $.01 par value, 25,000,000 shares authorized;
11,254,222 issued; 9,738,096 and 9,738,096
shares outstanding, respectively	97,381	97,381
Additional paid-in capital	35,952,582	35,924,426
Retained earnings, substantially restricted	82,736,253	82,867,095
Treasury stock at cost	(32,247,365)	(32,247,365)
Accumulated other comprehensive income, net	169,514	1,179,488
Total stockholders' equity	86,708,365	87,821,025

Total liabilities and stockholders' equity	$886,192,164	$875,855,121

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008

Interest income:
Interest and fees on loans	$11,564,315	$14,164,079	$23,265,950	$29,342,373
Interest and dividends on investments and deposits	877,624	1,055,050	1,746,709	2,259,890
Total interest income	12,441,939	15,219,129	25,012,659	31,602,263

Interest expense:
Interest on deposits	4,098,542	5,505,117	8,277,479	11,691,704
Interest on borrowings	340,951	395,594	680,751	795,257
Interest on junior subordinated notes	106,870	144,293	217,308	340,954
Total interest expense	4,546,363	6,045,004	9,175,538	12,827,915

Net interest income	7,895,576	9,174,125	15,837,121	18,774,348
Provision for credit losses	1,700,000	1,148,684	3,220,000	1,148,684
Net interest income after provision for credit losses	6,195,576	8,025,441	12,617,121	17,625,664

Non-interest income:
Fees and service charges	1,891,452	2,094,583	3,641,937	3,981,843
Loan servicing fees	164,164	163,322	322,828	326,529
Gain (loss) on sale of real estate, net	5,285	30,987	(74,448)	100,502
Gain on sale of mortgage loans	430,218	174,697	688,102	404,228
Gain on sale of investment securities	452,344	69,911	917,866	69,911
Other income	269,067	287,056	536,768	610,947
Total non-interest income	3,212,530	2,820,556	6,033,053	5,493,960

Non-interest expense:
Compensation and fringe benefits	3,591,503	3,451,365	6,999,175	7,039,170
Federal insurance premiums	540,046	21,430	680,209	43,777
Premises and equipment	455,940	512,714	919,855	1,012,588
Advertising	40,176	28,288	63,017	63,304
Payroll and other taxes	335,373	324,303	687,094	694,563
Data processing	604,654	623,538	1,203,669	1,267,069
Amortization of intangible assets	135,460	126,744	249,330	228,802
Other	810,193	807,810	1,712,910	1,506,428
Total non-interest expense	6,513,345	5,896,192	12,515,259	11,855,701

Income before income taxes	2,894,761	4,949,805	6,134,915	11,263,923

Income taxes	1,134,884	1,938,059	2,370,519	4,351,219

Net income	$1,759,877	$3,011,746	$3,764,396	$6,912,704

Per share data:
Basic earnings per share	$0.18	$0.31	$0.39	$0.71
Diluted earnings per share	$0.18	$0.31	$0.39	$0.70
Dividends per share	$0.20	$0.20	$0.40	$0.40
Weighted average shares-Basic	9,738,096	9,756,519	9,738,096	9,779,465
Weighted average shares-Diluted	9,738,096	9,782,038	9,738,096	9,807,507

First South Bancorp, Inc.	Supplemental Quarterly Financial Data (Unaudited)

	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
	(dollars in thousands except per share data)
Consolidated balance sheet data:
Total assets	$886,192	$875,850	$875,855	$888,633	$910,244
Loans receivable (net):
Mortgage	53,537	60,132	46,252	44,035	47,710
Commercial	547,904	566,706	585,893	590,212	601,485
Consumer	94,749	98,292	101,180	102,929	102,870
Leases	9,717	10,692	11,406	12,546	13,021
Total	705,907	735,822	744,731	749,722	765,086

Cash and investments	57,342	50,867	63,284	69,176	75,114
Mortgage-backed securities	81,596	51,100	32,827	32,503	34,859
Premises and equipment	8,714	8,866	9,050	9,234	9,333
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,230	1,079	1,006	1,076	1,111

Deposits:
Savings	24,730	26,561	26,556	18,249	18,682
Checking	225,647	224,249	223,366	229,271	247,642
Certificates	480,634	469,624	466,505	475,350	477,969
Total	731,011	720,434	716,427	722,870	744,293

Borrowings	49,695	49,606	52,558	57,772	54,164
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	86,708	87,785	87,821	86,824	86,917

Consolidated earnings summary:
Interest income	$12,442	$12,571	$13,372	$14,389	$15,219
Interest expense	4,546	4,629	5,078	5,411	6,045
Net interest income	7,896	7,942	8,294	8,978	9,174
Provision for credit losses	1,700	1,520	1,150	1,745	1,149
Noninterest income	3,212	2,821	2,149	2,441	2,821
Noninterest expense	6,513	6,002	5,987	6,322	5,896
Income taxes	1,135	1,236	1,287	1,296	1,938
Net income	$1,760	$2,005	$2,019	$2,056	$3,012

Per Share Data:
Earnings per share-Basic	$0.18	$0.21	$0.21	$0.21	$0.31
Earnings per share-Diluted	$0.18	$0.21	$0.21	$0.21	$0.31
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20
Book value per share	$8.90	$9.01	$9.02	$8.92	$8.91

Average shares-Basic	9,738,096	9,738,096	9,738,096	9,751,221	9,756,519
Average shares-Diluted	9,738,096	9,738,096	9,743,987	9,768,515	9,782,038

	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
	(dollars in thousands except per share data)
Performance ratios:
Yield on earning assets	6.10%	6.19%	6.57%	6.93%	7.15%
Cost of funds	2.32%	2.37%	2.59%	2.71%	2.97%
Net interest spread	3.78%	3.82%	3.98%	4.22%	4.18%
Net interest margin on earning assets	3.87%	3.91%	4.08%	4.32%	4.31%
Earning assets to total assets	92.43%	92.79%	92.29%	92.03%	92.83%

Return on average assets	0.80%	0.91%	0.92%	0.92%	1.32%
Return on average equity	7.98%	9.07%	9.19%	9.37%	13.72%
Efficiency ratio	58.57%	55.70%	57.25%	55.30%	49.09%
Dividend payout ratio	111.11%	95.24%	95.24%	95.24%	64.52%

Average assets	$881,307	$878,795	$879,864	$898,349	$914,012
Average earning assets	$816,210	$812,831	$813,993	$830,759	$851,486
Average equity	$88,240	$88,443	$87,876	$87,737	$87,790

Equity/Assets	9.78%	10.02%	10.02%	9.77%	9.55%
Tangible Equity/Assets	9.29%	9.52%	9.53%	9.28%	9.07%

Asset quality data and ratios:
Nonaccrual loans	$7,609	$6,940	$10,727	$8,510	$6,390
Restructured loans	$4,304	$4,276	$4,275	$4,017	$4,036
Total nonperforming loans	$11,913	$11,216	$15,002	$12,527	$10,426
Other real estate owned	$10,408	$10,573	$7,711	$6,987	$4,026
Total nonperforming assets	$22,321	$21,789	$22,713	$19,514	$14,452

Allowance for loan and lease losses	$11,726	$10,878	$11,618	$11,284	$9,957
Allowance for unfunded loan commitments	$269	$312	$340	$378	$391
Allowance for credit losses	$11,995	$11,190	$11,958	$11,662	$10,348

Allowance for loan and lease losses to loans	1.63%	1.45%	1.53%	1.48%	1.28%
Allowance for unfunded loan commitments
to unfunded commitments	0.28%	0.30%	0.29%	0.28%	0.32%
Allowance for credit losses to loans	1.67%	1.50%	1.58%	1.53%	1.33%

Net charge-offs (recoveries)	$894	$2,288	$854	$431	$588
Net charge-offs (recoveries) to loans	0.127%	0.311%	0.115%	0.057%	0.077%
Nonperforming loans to loans	1.69%	1.52%	2.01%	1.67%	1.36%
Nonperforming assets to assets	2.52%	2.49%	2.59%	2.20%	1.59%
Loans to deposits	96.57%	102.16%	103.95%	103.71%	102.79%
Loans to assets	79.66%	84.03%	85.03%	84.37%	84.05%
Loans serviced for others	$268,266	$254,195	$255,510	$259,326	$256,515